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                                                                    EXHIBIT 3.66

                                 STATE OF HAWAII

                   DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS

                         BUSINESS REGISTRATION DIVISION

In re                                  )
                                       )
MAUI CONDOMINIUM AND HOME              )
REALTY, INC.                           )
                                       )
a proposed domestic profit corporation.)
                                       )
_______________________________________)

                            ARTICLES OF INCORPORATION

                    (Section 415-54, Hawaii Revised Statutes)

         The undersigned, desiring to form a corporation under the laws of the State of Hawaii, do hereby execute the following Articles of Incorporation:

                                        I

         The name of the corporation shall be MAUI CONDOMINIUM AND HOME REALTY, INC.

                                       II

         The business address of the corporation is 938 S. Kihei Road, Suite 535, Kihei, Hawaii 96753 and the mailing address is P.O. Box 1840, Kihei, Hawaii 96753.

                                       III

         The period of its duration is perpetual.

                                       1

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                                       IV

         Section 1. The primary purposes for which this corporation is formed is for the management and sales of real estate.

         To transact any other lawful business for which corporations may be incorporated under Chapter 415 of the Hawaii Revised Statutes, as amended, in its corporate capacity, in a partnership status, as part of a joint venture or in any other capacity. The corporation has all powers necessary or proper to carry on its business.

         The transaction of any or all lawful business for which corporations may be incorporated under Chapter 415, Hawaii Revised Statutes.

         Section 2. And in furtherance of said purposes, the corporation shall have all powers, rights, privileges, and immunities, and shall be subject to all of the liabilities conferred or imposed by law upon corporations of this nature, and shall be subject to and have all the benefits of all general laws with respect to corporations.

                                        V

         The aggregate number of shares which the corporation shall have authority to issue is 1,000, all having a par value of One Dollar ($1.00) each, and all of which are of one class and designated as common stock.

         Stockholders shall as such holders have pre-emptive rights in and to subscribe for any additional shares of stock of any class whatsoever, and subject to such preemptive rights, to the provisions of these Articles, to the provisions of the By-Laws of the corporation, and to the provisions of any applicable laws, such shares of stock or securities convertible into stock may be issued and disposed of by resolution of the Board of Directors to such persons, firms,

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corporations or associations, and for such consideration and upon such terms as may be deemed advisable by the Board of Directors, including the issuance thereof as and for stock dividends.

                                       VI

         Section 1. The officers of the corporation shall be a president, one or more vice presidents, a secretary and a treasurer, who shall be appointed by the Board of Directors as shall be prescribed by the By-Laws.

         Section 2. The number of directors constituting the initial Board of Directors is two, who need not be shareholders, except as may otherwise be provided by the ByLaws, provided however, that if the corporation has two shareholders, the corporation shall have two or more directors. If the corporation has three or more shareholders, the corporation shall have three or more directors.

         Section 3. All the powers and authority of the corporation shall be vested in and may be exercised by the Board of Directors except as otherwise provided by law, these Articles of Incorporation or the By-Laws of the corporation.

                                       VII

         The following individuals are the first officers and directors of the corporation:

    Name and Office Held:                  Residence Address:

President, Treasurer, Director             Bryson E. Hickman
                                           938 S. Kihei Road
                                           Kihei, Hawaii 96753

Vice-President, Secretary, Director        Dixie A. Hickman
                                           938 S. Kihei Road
                                           Kihei, Hawaii 96753

                                       3

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                                      VIII

                                                        Amount of Capital
                          Number of Shares                Paid in Cash
Name of Subscriber         Subscribed For                By Subscriber
------------------         --------------                -------------
Bryson E. Hickman          1,000                              $1,000

         We certify under the penalties of Section 415-136, Hawaii Revised Statutes, that we have read the above statements and that the same are true and correct.

         WITNESS our hands this 24th day of October, 1987.

/s/ Bryson E. Hickman                                  /s/ Dixie A. Hickman
---------------------                                  --------------------
BRYSON E. HICKMAN                                      DIXIE A. HICKMAN

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